November 13, 2013	Exhibit 99.1

FSP 50 South Tenth Street Corp.

FSP 50 South Tenth Street Corp. (the "Company") has declared a dividend in the amount of $1,290 per share of preferred stock, representing property operations for the quarter ended September 30, 2013. The dividend will be payable on November 27, 2013 and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company owns and operates a twelve-story Class “A” building containing approximately 486,000 square feet of office and retail space located in the central business district (“CBD”) of Minneapolis, Minnesota. As communicated to you previously, in February 2012 the Company entered into a new lease with Target Corporation whereby Target extended and expanded its existing lease of space at the property, effectively leasing 100% of the property’s office space (449,233 square feet) for approximately 18 years through March 31, 2030 with no early termination rights. The remaining retail portion of the property (approximately 37,000 square feet) is leased to a mix of national and regional retail tenants ranging in size from 650 to 9,000 square feet. The property’s combined occupancy for the third quarter of 2013 was 99.6% representing no change over the second quarter.

Although 100% of the office tower space is leased to Target Corporation, the retail portion of the property is leased to multiple retail tenants with more moderate-term lengths; and, as such, minor fluctuations in the property’s overall occupancy are normal and to be expected. Although no new leases were signed during the third quarter, the existing retail vacancies saw good prospective leasing activity with several prospects expressing serious interest in leasing space. Management continues monitoring that interest and is optimistic about the potential successful leasing of those vacancies in the coming quarters. Operationally, management continues to maintain the property in first-class condition while continuously pursuing opportunities to improve the property's efficiency and presence in the Minneapolis CBD.

According to CBRE, Class “A” office occupancy for the broader Minneapolis CBD for third quarter 2013 dropped to 85% over second quarter Class “A” occupancy of about 87.5%. Average asking rents in the CBD also saw little change from the previous quarter. However, with employment and other market fundamentals continuing to slowly improve both locally and nationally, we believe the CBD Class “A” market could benefit in the coming quarters.

As previously communicated to you, on July 27, 2012, the Company replaced the $106.2 million bridge loan on the property with a five-year interest-only loan from Bank of America, N.A. and RBS Citizens, National Association. The Company was able to fix the interest rate on the new loan at 2.87%. Covenants associated with the new permanent loan require the Company to maintain a cash balance of $6 million. The total cash reserves raised as part of the original syndication in 2006 were $7 million. As of September 30, 2013, the Company’s measure of cash reserves beyond operating needs was approximately $7.7 million. Not only does the Company need to continue to maintain the cash balance required by the new permanent loan, but it also believes that it is necessary and prudent to build reserves in light of the potential needs for ongoing leasing costs of the property’s retail space and property capital expenditures not covered by existing tenant lease obligations.

It is important for shareholders to understand that the projected operating cash flow from the property over the next five years will be in excess of the first five-year period of ownership. However, until prudent cash reserve levels are sufficiently replenished, we anticipate that dividends will be somewhat reduced from average levels of the past five years. Dividend amounts and cash reserves will be constantly evaluated for levels that best balance current shareholder distributions and required/prudent property capital needs and adjusted as deemed appropriate. The Company’s Board of Directors is ultimately responsible for making (or not making) a dividend declaration. It is important to remember that if the property is ultimately sold or refinanced again, net cash reserves kept at the Company will be distributed to shareholders upon sale and/or may be used to reduce new loan financing amounts. The point is that the property is generating more operating cash flow today than ever before; and, one way or the other, all of that net cash flow should benefit the shareholders.

Management will continue to monitor the property’s performance and market conditions and evaluate future opportunities for the property, including a sale. In that regard, management is currently asking certain qualified commercial real estate brokers to give the Company proposals and estimated pricing ranges on a possible sale of the property in the current market. Management believes that Minneapolis is beginning to attract some broader institutional real estate investor interest and now may be an interesting time to evaluate the prospects for a possible sale of the property. Any sale of the property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP 50 South Tenth Street Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001379075

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 50 South (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

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FSP 50 South Tenth Street Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(11/08-12/31)
12/31/2006	$900	$630,000	6.0%
2006				$900
3/31/2007	$1,751	$1,225,700	7.0%
6/30/2007	$1,752	$1,226,400	7.0%
9/30/2007	$1,757	$1,229,900	7.0%
12/31/2007	$1,764	$1,234,800	7.1%
2007				$7,924
3/31/2008	$1,857	$1,299,900	7.4%
6/30/2008	$1,750	$1,225,000	7.0%
9/30/2008	$1,750	$1,225,000	7.0%
12/31/2008	$1,750	$1,225,000	7.0%
2008				$15,031
3/31/2009	$1,750	$1,225,000	7.0%
6/30/2009	$1,750	$1,225,000	7.0%
9/30/2009	$1,750	$1,225,000	7.0%
12/31/2009	$1,750	$1,225,000	7.0%
2009				$22,031
3/31/2010	$1,750	$1,225,000	7.0%
6/30/2010	$1,750	$1,225,000	7.0%
9/30/2010	$1,750	$1,225,000	7.0%
12/31/2010	$1,750	$1,225,000	7.0%
2010				$29,031
3/31/2011	$1,750	$1,225,000	7.0%
6/30/2011	$1,750	$1,225,000	7.0%
9/30/2011	$0	$0	0.0%
12/31/2011	$0	$0	0.0%
2011				$32,531
3/31/2012	$715	$500,500	2.9%
6/30/2012	$715	$500,500	2.9%
9/30/2012	$1,095	$766,500	4.4%
12/31/2012	$1,290	$903,000	5.2%
2012				$36,346
3/31/2013	$1,290	$903,000	5.2%
6/30/2013	$1,290	$903,000	5.2%
9/30/2013	$1,290	$903,000	5.2%
2013				$40,216

*Yield based on original offering amount of $70,000,000 and $100,000/share

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Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward- looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

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